UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 9, 2013, AmeriGas Partners, L.P. (the “Partnership”), AmeriGas Propane, L.P., the operating partnership of the Partnership, AmeriGas Propane, Inc., the general partner of the Partnership and AmeriGas Propane, L.P., and Heritage ETC, L.P. (the “Selling Unitholder”) entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters, with respect to the underwritten public offering of 7,500,000 of the Partnership’s common units (8,625,000 common units if the underwriters exercise their option to purchase additional units in full) to be sold by the Selling Unitholder, representing the Partnership’s limited partner interests. The closing of the offering is expected to occur on July 12, 2013, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement, dated July 9, 2013, by and among the Partnership, AmeriGas Propane, Inc., AmeriGas Propane, L.P., the Selling Unitholder, Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

July 9, 2013	By:	/s/ Monica M. Gaudiosi
		Name:	Monica M. Gaudiosi
		Title:	Vice President and Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated July 9, 2013, by and among the Partnership, AmeriGas Propane, Inc., AmeriGas Propane, L.P., the Selling Unitholder, Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.